UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2020

PROLOGIS, INC.

PROLOGIS, L.P.

(Exact name of registrant as specified in charter)

Maryland (Prologis, Inc.) Delaware (Prologis, L.P.)	001-13545 (Prologis,Inc.) 001-14245 (Prologis, L.P.)	94-3281941 (Prologis, Inc.) 94-3285362 (Prologis, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

(415) 394-9000

(Registrants’ Telephone Number, including Area Code):

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:(see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Prologis, Inc.	Common Stock, $0.01 par value	PLD	New York Stock Exchange
Prologis, L.P.	3.000% Notes due 2022	PLD/22	New York Stock Exchange
Prologis, L.P.	3.375% Notes due 2024	PLD/24	New York Stock Exchange
Prologis, L.P.	3.000% Notes due 2026	PLD/26	New York Stock Exchange
Prologis, L.P.	2.250% Notes due 2029	PLD/29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On May 5, 2020, Prologis, Inc. (the “Company”) continued and renewed a previously established “at-the-market” equity offering program and added managers to the program. On May 5, 2020, the Company and Prologis, L.P. entered into an Equity Distribution Agreement (the “Agreement”) with BofA Securities, Inc., BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC, BTIG, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., ING Financial Markets LLC, Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Raymond James & Associates, Inc., Regions Securities LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC (collectively, the “Managers”), pursuant to which the Company appointed the Managers to act as its sales agents with respect to the issuance and sale over time and from time to time of shares of the Company’s common stock, par value $0.01 per share, having an aggregate offering price of up to $1,500,000,000 (the “Shares”) in an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). A copy of the Agreement has been filed as Exhibit 1.1 to this report and is incorporated herein by reference. Pursuant to the Agreement, each of the Managers is entitled to receive compensation in the amount of up to 2.0% of the gross sales price of the Shares sold by it pursuant to the Agreement. The offering of the Shares will terminate upon the earlier of (i) the sale of all of the Shares subject to the Agreement or (ii) termination of the Agreement upon the occurrence of certain events.

This continued and renewed “at-the-market” equity offering program replaces and supersedes the program the Company previously established on February 5, 2015. The $1.5 billion aggregate offering price of the Shares to be offered under this program includes shares of common stock that remain unsold under the previous program.

The Shares are subject to the Registration Statement that the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 24, 2020 relating to the public offering from time to time of securities of the Company pursuant to Rule 415 under the Securities Act. In connection with the Company filing with the SEC a prospectus supplement, dated May 5, 2020, to the Company’s prospectus, dated March 24, 2020, relating to the public offering of the Shares, the Company is filing certain exhibits as part of this Current Report on Form 8-K. See “Item 9.01 – Financial Statements and Exhibits.”

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01.	Financial Statements and Exhibits.

     (d) Exhibits. The following documents have been filed as exhibits to this report and are incorporated by reference herein.

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated as of May 5, 2020, among Prologis, Inc., Prologis, L.P. and the Managers.
5.1	Opinion of Venable LLP.
23.1	Consent of Venable LLP (contained in Exhibit 5.1 hereto).
104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS, INC.

Date: May 5, 2020	By:	/s/ Deborah K. Briones
Name: Deborah K. Briones
Title: Senior Vice President, Associate General Counsel

PROLOGIS, L.P.
By: Prologis, Inc.,
its General Partner

Date: May 5, 2020	By:	/s/ Deborah K. Briones
Name: Deborah K. Briones
Title: Senior Vice President, Associate General Counsel